UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2019

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation) incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 13, 2019, Cree, Inc. (“Cree” or the “Company”) completed the previously announced sale (the “Sale”) of (a) certain manufacturing facilities and equipment, inventory, intellectual property rights, contracts, and real estate of the Company comprising the Company’s Lighting Products business unit, which includes the LED lighting fixtures, lamps and corporate lighting solutions business for commercial, industrial and consumer applications, and (b) all of the issued and outstanding equity interests of E-conolight LLC (“E-conolight”), Cree Canada Corp. and Cree Europe S.r.l., each a wholly owned subsidiary of the Company (collectively, the “Lighting Products Business”) to IDEAL Industries, Inc., a Delaware corporation (“IDEAL” or the “Buyer”), pursuant to the Purchase Agreement, dated March 14, 2019, as amended, between Cree and the Buyer (the “Purchase Agreement”). The Company will retain certain liabilities associated with the Lighting Products Business arising prior to the closing of the Sale. The purchase price for the Lighting Products Business is $225 million in cash, which is subject to certain adjustments, plus the potential to receive an earn-out payment based on an adjusted EBITDA metric for the Lighting Products Business over a 12-month period beginning two years after the closing of the Sale.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, including the Sale, is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 13, 2019, the Company issued a press release announcing the completion of the Sale. The press release is furnished as Exhibit 99.1 and incorporated by reference into Item 7.01 of this report.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Furthermore, the information in Item 7.01 of this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Financial Information of the Company giving effect to the Sale is filed as Exhibit 99.2 and incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description of Exhibit

2.1*	Purchase Agreement, dated March 14, 2019, by and between Cree, Inc. and IDEAL Industries, Inc., as amended
99.1	Press Release dated May 13, 2019
99.2	Unaudited Pro Forma Consolidated Financial Information of Cree, Inc.
*Portions of this exhibit have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Cautionary Statements Regarding Forward Looking Statements

This report contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction, including future financial and operating results. Actual results could differ materially due to a number of factors, including risks associated with divestiture transactions generally; the ability of the Lighting Products Business to generate adjusted EBITDA in the third year post-closing sufficient to result in payment of an earn-out consistent with Cree’s expectations, or any earn-out payment; risks associated with integration or transition of the operations, systems and personnel of the Lighting Products Business, each, as applicable, within the term of the post-closing transition services agreement between the Buyer and the Company; unfavorable reaction to the sale by customers, competitors, suppliers and employees; the risk that costs associated with the transaction will be greater than Cree expects; as well as other factors discussed in Cree’s filings with the Securities and Exchange Commission (SEC), including its report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree’s judgment as of the date of this report. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: May 16, 2019